INVESCO MID CAP BASIC VALUE FUND                                   SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER :      811-1540
SERIES NO.:        31

74U.   1 Number of shares outstanding (000's Omitted)
         Class A         13,576

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B          1,832
         Class C          2,674
         Class R            423
         Class Y          1,290
         Institutional    2,489

74V.   1 Net asset value per share (to nearest cent)
         Class A         $10.06

       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B         $ 9.35
         Class C         $ 9.35
         Class R         $ 9.93
         Class Y         $10.10
         Institutional   $10.44